UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2020

LEGACY EDUCATION ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55790	39-2079974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1612 Cape Coral Parkway East, Cape Coral, Florida	33904
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 542-0643

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

Termination of Purchase and Sale Agreement with Casto Net Lease Properties, LLC

As previously disclosed by the Company, on April 16, 2020, James E. May, as Successor Trustee of the 1612 E. Cape Coral Parkway Land Trust dated November 7, 2000 (the Seller”) entered into a Purchase and Sale Agreement with Casto Net Lease Properties, LLC (“Buyer”) for the sale of the real property and improvements located at 1612 E. Cape Coral Parkway, Cape Coral, Florida (the “Property”), subject to the terms and conditions of the Purchase and Sale Agreement. The sole beneficiary of the Trust is Legacy Education Alliance Holdings, Inc., a Colorado corporation (“Holdings”), a wholly owned subsidiary of the Company. The Property is currently used as the US headquarters of the Company and various of its subsidiaries.

The material terms of the Purchase and Sale Agreement included: (i) an initial deposit from the Buyer of $25 thousand into escrow, which deposit shall be non-refundable to the Buyer (except as otherwise provided in the Purchase and Sale Agreement) after the expiration of a 45-day due diligence period, which began on the effective date of the Purchase and Sale Agreement; and (ii) Buyer’s right to terminate the Purchase and Sale Agreement by delivering written notice to the Seller for any reason or no reason at any time before the expiration of a 45-day due diligence period, in which event the initial deposit would be be returned to the Buyer.

On May 8, 2020, the Buyer timely notified the Seller that the Buyer was exercising its right to terminate the Purchase and Sale Agreement.  On May 11, 2020, the initial deposit was returned to the Buyer.

The Company intends to continue to market the Property for sale, although there can be no assurances regarding when such a sale, if any, might occur, or what proceeds might be realized by the Company upon any such sale.

Item 8.01 Other Events.

Reliance on SEC Relief from Filing Requirements

The Company is also filing this current report on Form 8-K pursuant to the Order of the Securities and Exchange Commission (the “SEC”), issued on March 4, 2020 and as revised on March 25, 2020 pursuant to Section 36 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), granting exemptions from specified provisions of the Exchange Act and certain rules thereunder (Release No. 34-88465) (the “SEC Order”). The SEC Order provides that a registrant subject to the reporting requirements of Exchange Act Section 13(a) or 15(d), and any person required to make any filings with respect to such registrant, is exempt from any requirement to file or furnish materials with the Commission under Exchange Act Sections 13(a), 13(f), 13(g), 14(a), 14(c), 14(f), 15(d) and Regulations 13A, Regulation 13D-G (except for those provisions mandating the filing of Schedule 13D or amendments to Schedule 13D), 14A, 14C and 15D, and Exchange Act Rules 13f-1, and 14f-1, as applicable, if certain conditions are satisfied.

The Company, relying on the SEC Order, will delay the filing of its Quarterly Report on Form 10-Q for the three months ended March 31, 2020 (the “Report”) due to the circumstances related to COVID-19. In particular, due to the government imposed restrictions on travel and stay-at-home orders, COVID-19 has caused business environment disruptions which have affected the Company and limited access to its corporate office in Cape Coral, Florida. These restrictions have, in turn, have slowed the completion of the Company’s internal quarterly review, including evaluating the various impacts of COVID-19 on its financial statements, and to prepare and complete in a timely manner the Report. The Company expects to file the Report on or before June 28, 2020.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the anticipated timing and financial impact of any sale of Company assets. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks and uncertainties include, but are not limited to, declines in the value of real estate, general and local market conditions, availability of financing, zoning and regulatory approvals, and environmental conditions. Except as required by law, the Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY EDUCATION ALLIANCE, INC.
Date: May 12, 2020

	By:	/s/ James E. May
Name: James E. May
Title: Chief Executive Officer

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